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                                                                 Exhibit 5.01(b)

                  [LETTERHEAD OF RICHARDS, LAYTON & FINGER]


                                  July 3, 1996



Sidley & Austin
One First National Plaza
Chicago, IL  60603

     Re:  ML Principal Protection L.P. and
          ML Principal Protection Trading L.P.
          ------------------------------------

Gentlemen:

   We have acted as special Delaware counsel for ML Principal Protection L.P., a Delaware limited partnership (the "Partnership"), and ML Principal Protection Trading L.P., a Delaware limited partnership (the "Trading Partnership"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

   For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:
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July 3, 1996
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   (a) The Certificate of Limited Partnership of the Partnership (which was originally named "The SECTOR Strategy Fund/SM/ VII L.P."), dated as of January 3, 1994, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 3, 1994;

   (b) The Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of May 11, 1994, as filed in the office of the Secretary of State on May 13, 1994;

   (c) The Certificate of Amendment to the Certificate of Limited Partnership of the Partnership (whose name was changed thereby to "ML SECTOR Plus L.P."), dated as of May 26, 1994, as filed in the office of the Secretary of State on May 26, 1994;

   (d) The Amended and Restated Certificate of Limited Partnership of the Partnership (whose name was changed thereby to "ML Principal Protection Plus L.P."), dated as of June 6, 1994, as filed in the office of the Secretary of State on June 7, 1994;

   (e) The Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of July 27, 1995, as filed in the office of the Secretary of State on July 27, 1995;

   (f) The Amended and Restated Certificate of Limited Partnership of the Partnership (whose name was changed thereby to "ML Principal Protection L.P."),
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July 3, 1996
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dated as of July 1, 1996, as filed in the office of the Secretary of State on
July 1, 1996 (the "Certificate");

   (g) The Limited Partnership Agreement of the Partnership, dated as of January 3, 1994;

   (h) The Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 1, 1994 (the "Original Agreement");

   (i) The Amendment to the Original Agreement, dated as of July 26, 1995;

   (j) The Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 1, 1995;

   (k) The Certificate of Limited Partnership of the Trading Partnership (which was originally named "ML SECTOR Plus Trading L.P."), dated as of May 26, 1994, as filed in the office of the Secretary of State on May 26, 1994;

   (l) The Amended and Restated Certificate of Limited Partnership of the Trading Partnership (whose name was changed thereby to "ML Principal Protection Plus Trading L.P."), dated as of June 6, 1994, as filed in the office of the Secretary of State on June 7, 1994;

   (m) The Amended and Restated Certificate of Limited Partnership of the Trading Partnership, dated as of October 9, 1995, as filed in the office of the Secretary of State on October 10, 1995;
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July 3, 1996
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   (n) The Amended and Restated Certificate of Limited Partnership of the
Trading Partnership (whose name was changed thereby to "ML Principal Protection Trading L.P."), dated as of July 1, 1996, as filed in the office of the Secretary of State on July 1, 1996 (the "Trading Partnership Certificate");

   (o) The Agreement of Limited Partnership of the Trading Partnership, dated as of May 26, 1994;

   (p) The Amended and Restated Limited Partnership Agreement of the Trading Partnership, dated as of October 1, 1994 (the "Original Trading Partnership Agreement");

   (q) The Amendment to the Original Trading Partnership Agreement, dated as of July 26, 1995;

   (r) The Second Amended and Restated Limited Partnership Agreement of the Trading Partnership, dated as of July 3, 1996 (the "Trading Partnership Agreement");

   (s) A registration statement (the "Initial Registration Statement") on Form S-1 (Registration No. 33-73914), filed by the Partnership with the Securities and Exchange Commission (the "SEC") on January 7, 1994, as amended by Amendment No. 1 to the Initial Registration Statement, filed by the Partnership and the Trading Partnership with the SEC on June 14, 1994 ("Amendment No. 1"), Amendment No. 2 (First Post-Effective) to the Initial Registration Statement, filed by the Partnership and the Trading Partnership with the SEC on March 24, 1995 ("Amendment No. 2"),
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July 3, 1996
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Amendment No. 3 (Second Post-Effective) to the Initial Registration Statement,
filed by the Partnership and the Trading Partnership with the SEC on December 8, 1995 ("Amendment No. 3"), Post-Effective Amendment No. 3 to the Initial Registration Statement, filed by the Partnership and the Trading Partnership with the SEC on January 25, 1996 ("Post-Effective Amendment No. 3"), Post-Effective Amendment No. 4 to the Initial Registration Statement, filed by the Partnership and the Trading Partnership with the SEC on April 4, 1996 ("Post-Effective Amendment No. 4"), and a registration statement on Form S-1 (Post-Effective Amendment No. 5 to the Initial Registration Statement, pursuant to Rule 429), including a related prospectus (the "Prospectus"), to be filed by the Partnership and the Trading Partnership with the SEC on or about July 3, 1996 ("Post-Effective Amendment No. 5") (the Initial Registration Statement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Post-Effective Amendment No. 3, Post-Effective Amendment No. 4 and Post Effective Amendment No. 5 being hereinafter referred to as the "Registration Statement");

   (t) A form of Third Amended and Restated Limited Partnership Agreement of the Partnership (the "Agreement"), attached to the Prospectus as Exhibit "A";

   (u) A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Partnership (the "Subscription Agreement"), attached to the Prospectus as Exhibit "D";
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July 3, 1996
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     (v) A Certificate of Good Standing for the Partnership, dated July 3, 1996, obtained from the Secretary of State; and

     (w) A Certificate of Good Standing for the Trading Partnership, dated July 3, 1996, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including, without limitation, the Agreement by each partner of the Partnership, the
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July 3, 1996
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Certificate by the General Partner, the Subscription Agreement by each Limited
Partner (as defined below), the Trading Partnership Agreement by each partner of the Trading Partnership and the Trading Partnership Certificate by the general partner of the Trading Partnership, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment and restatement from time to time, (iii) that after the issuance and sale of units of limited partner interest of the Partnership (the "Units") under the Registration Statement and the Agreement, the dollar amount of the Units issued by the Partnership will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Partnership will not exceed the maximum, dollar amount of the Units which may be issued by the Partnership under the Registration Statement and the Agreement, (iv) that each of the Agreement and the Trading Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership and the Trading Partnership, respectively, and that the Agreement, the Trading Partnership Agreement, the Certificate and the Trading Partnership Certificate are in full force and effect, have not been amended and no amendment of the Agreement, the Trading Partnership Agreement, the Certificate or the Trading Partnership Certificate is pending or has been proposed, and (v) except for the due formation and valid existence
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July 3, 1996
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in good standing of the Partnership and the Trading Partnership as limited partnerships under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. (S)17-101, et seq.) (the "Act"), the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the capacity of persons and entities who are parties to the documents examined by us. Insofar as the opinions expressed herein relate to the Units and persons and entities to be admitted to the Partnership as limited partners of the Partnership in connection with the Registration Statement (the "Limited Partners"), the opinions expressed herein relate solely to the Limited Partners to be admitted to the Partnership, and the Units to be issued in connection with the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate,
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July 3, 1996
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and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Act.

     2. The Trading Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Act.

     3. Assuming (i) that the General Partner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Limited Partners and to authorize the admission to the Partnership of the Limited Partners as limited partners of the Partnership, (ii) the due authorization, execution and delivery to the General Partner of a Subscription Agreement by each subscriber for Units (the "Subscribers"), (iii) the due acceptance by the General Partner of each Subscription Agreement and the due acceptance by the General Partner of the admission of the Subscribers as limited partners of the Partnership to the Partnership, (iv) the payment by each Subscriber to the Partnership of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Subscribers as limited partners of the Partnership, of the Agreement, (vi) that the books and records of the Partnership set forth all information required by the Agreement and the Act, including all information with respect to all persons and entities to be admitted as Partners and their contributions to the
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July 3, 1996
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Partnership, (vii) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, and (viii) that the Units are offered and sold as described in the Registration Statement and the Agreement, the Units to be issued to the Subscribers will represent valid limited partner interests in the Partnership and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Subscribers, as limited partners of the Partnership, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it).

     4. There are no provisions in the Agreement the inclusion of which, subject to the terms and conditions set forth therein, would cause the Limited Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

     We understand that you will rely as to matters of Delaware law upon this opinion in connection with an opinion to be submitted by you to the Partnership and the Trading Partnership and filed by them with the SEC as an exhibit to the Registration Statement in connection with the filing by the Partnership and the Trading Partnership of the Registration Statement under the Securities Act of 1933, as amended. In
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July 3, 1996
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connection with such opinion, we hereby consent to your relying as to matters of
Delaware law upon this opinion. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                       Very truly yours,

                                       /s/ RICHARDS, LAYTON & FINGER

MIL/DAF/sc